Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On September 26, 2017, Dynatronics Corporation ("Dynatronics" or the "Company") entered into an agreement (the "Asset Purchase Agreement") to acquire substantially all the assets of Bird & Cronin, Inc. ("Cronin"). At the time of Closing (the "Closing") on October 2, 2017, the purchase price for the Company's acquisition of Cronin's assets (the "Acquisition") totals approximately $15,500,000 with the final purchase price subject to adjustments as the result of an $1,000,000 earn-out provision and as may otherwise be required by the Asset Purchase Agreement and indemnification claims, if any (the "Purchase Price").
The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 2017, combine the historical consolidated statements of operations of Dynatronics and Cronin for those periods, giving effect to the Acquisition as if it had been consummated on July 1, 2016, the beginning of the full year period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Dynatronics and Cronin, giving effect to the Acquisition as if it had been consummated on June 30, 2017.
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations, with Dynatronics considered as the accounting acquirer and Cronin as the accounting acquiree. Accordingly, consideration paid by Dynatronics to complete the Acquisition will be allocated to identifiable assets and liabilities of Cronin based on their estimated fair values as of the closing date of the Acquisition.
As of the date of this Form 8-K filing to which these Pro Forma Condensed Combined Financial Statements are attached (the "Form 8-K"), Dynatronics has not completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of Cronin's assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Cronin's accounting policies to Dynatronics' accounting policies. A final determination of the fair value of Cronin's assets and liabilities, including intangible assets with both indefinite or definite lives, will be based on the actual net tangible and intangible assets and liabilities of Cronin that existed as of the closing date of the Acquisition and, therefore, cannot be made prior to the preparation of the financial statements of Cronin after Closing. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. Dynatronics has prepared preliminary estimates of the fair value of Cronin's assets and liabilities based on discussions with Cronin's management, preliminary valuation analyses and due diligence which are reflected in the Unaudited Pro Forma Condensed Combined Financial Statements. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in differences from the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations and these differences may be material.
Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information (the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results following the Acquisition. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the Acquisition.

These Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with:

•	The audited consolidated financial statements of Dynatronics as of and for the year ended June 30, 2017, as contained on Form 10-K filed on September 27, 2017;

•
The audited financial statements of Cronin as of and for the years ended September 30, 2016 and 2015, and the unaudited financial statements of Cronin as of and for the nine-months ended June 30, 2017 and 2016, attached as an exhibit to this Form 8-K of Dynatronics filed on October 6, 2017.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any future cost savings from combined operations pursuant to the Acquisition. Although Dynatronics believes that there will be integration costs and that cost savings will be realized following the Acquisition, there can be no assurance that these costs savings will be achieved in full or at all. In addition, the Unaudited Pro Forma Condensed Combined Statements of Operations do not include other one-time costs directly attributable to the Acquisition or professional fees incurred by Dynatronics or Cronin pursuant to provisions contained in the Asset Purchase Agreement as those costs are not considered part of the purchase price nor are they expected to have a continuing impact on the combined company.
To effect this transaction the sellers received, or may receive at a future date, 1,581,935 shares of Series D 6% Non-Voting Convertible Preferred Stock ("Series D Preferred") valued at $4,000,000 and approximately $11,500,000 in cash, with approximately $4,900,000 of the cash provided from a loan facility and approximately $7,000,000 ($6,600,000, net of issuance costs) provided through the issuance of 2,800,000 units, with each unit comprised of one share of Series C 6% Non-Voting Convertible Preferred Stock ("Series C Preferred") and 0.5 warrants to purchase shares of Common Stock (a total of 2,800,000 shares of Series C Preferred and 1,400,000 warrants to purchase shares of Common Stock).

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2017

	Historical Cronin (2)	Historical Dynatronics	Acquisition & Financing Adjustments (1)	Note References		Pro Forma Combined
Net sales	$24,269,347	$35,758,330	$-			$60,027,677
Cost of sales	15,361,954	24,249,832	-			39,611,786
Gross profit	8,907,393	11,508,498	-			20,415,891
Operating Expenses
Selling, general and administrative	6,695,206	12,101,539	380,000	6a, 6i, 6	k	19,176,745
Research and development	-	1,081,373	-			1,081,373
Depreciation	81,894	-	-			81,894
Total operating expenses	6,777,100	13,182,912	380,000			20,340,012
Operating Income (Loss)	2,130,293	(1,674,414)	(380,000)			75,879
Other Income (Expense)
Interest expense	-	(277,630)	(170,000)	6	b	(447,630)
Interest income	-	508	-			508
Other, net	151	85,141	-			85,292
Total other income (expense), net	151	(191,981)	(170,000)			(361,830)
Income (Loss) Before Income Taxes	2,130,444	(1,866,395)	(550,000)			(285,951)
Income tax expense	-	-	-	6	c	-
Net Income (Loss)	2,130,444	(1,866,395)	(550,000)			(285,951)
Deemed preferred stock dividends	-	(1,944,223)	(530,000)	6	d	(2,474,223)
Stock and cash dividends	-	(482,510)	(110,000)	6	e	(592,510)
Net Income (Loss) Attributable to Common Stockholders	$2,130,444	$(4,293,128)	$(1,190,000)			$(3,352,684)
Earnings (Loss) per Share-Basic		$(1.36)		6	f	$(0.44)
Earnings (Loss) per Share-Diluted		$(1.36)		6	f	$(0.44)
Weighted Average Shares Outstanding-Basic		3,152,425	4,381,935	6	f	7,534,360
Weighted Average Shares Outstanding-Diluted		3,152,425	4,381,935	6	f	7,534,360

(1)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2017

	Historical Cronin	Historical Dynatronics	Acquisition & Financing Adjustments (1)	Note References		Pro Forma Combined
Assets:
Cash and cash equivalents	$1,365,175	$254,705	$(1,365,175)	6	g	$254,705
Accounts receivable, net	1,950,927	5,281,348	-			7,232,275
Other receivables	-	33,388	-			33,388
Inventories, net	5,570,182	7,397,682	-			12,967,864
Prepaid expenses and other	10,033	503,800	-			513,833
Total current assets	8,896,317	13,470,923	(1,365,175)			21,002,065
Property and equipment, net	887,382	4,973,477	-			5,860,859
Intangible assets, net	-	2,754,118	4,000,000	6	a	6,754,118
Goodwill	-	4,302,486	4,013,474	5		8,315,960
Other assets	227,358	562,873	-			790,231
Total assets	$10,011,057	$26,063,877	$6,648,299			$42,723,233

Liabilities and Stockholders' Equity:
Liabilities:
Accounts payable	948,868	2,334,563	-			3,283,431
Accrued payroll and benefits expense	-	1,472,773	-			1,472,773
Accrued expenses	210,488	656,839	-			867,327
Income tax payable	-	8,438	-			8,438
Warranty reserve	-	202,000	-			202,000
Line of Credit	-	2,171,935	4,900,000	6	b	7,071,935
Current portion of acquisition holdback	-	294,744	-			294,744
Current portion of long-term debt	-	151,808	-			151,808
Current portion of capital leases	-	193,818	-			193,818
Current portion of deferred gain	-	150,448	-			150,448
Total current liabilities	1,159,356	7,637,366	4,900,000			13,696,722
Long-term debt, net of current portion	-	461,806	-			461,806
Capital lease, net of current portion	-	3,087,729	-			3,087,729
Deferred gain, net of current portion	-	1,680,001	-			1,680,001
Acquisition holdback, net of current portion		750,000	-			750,000
Deferred rent	-	122,585	-			122,585
Total liabilities	1,159,356	13,739,487	4,900,000			19,798,843

Commitments and Contingencies

Stockholders' Equity:
Preferred stock	-	8,501,295	10,600,000	6	j	19,101,295
Common stock	10,875	11,838,022	(10,875)	6	j	11,838,022
Additional paid-in capital	46,278	-	(46,278)	6	j	-
Retained Earnings/(Accumulated deficit)	8,794,548	(8,014,927)	(8,794,548)	6	j	(8,014,927)
Total equity	8,851,701	12,324,390	1,748,299			22,924,390
Total liabilities and equity	$10,011,057	$26,063,877	$6,648,299			$42,723,233

(1)	See Notes 5 and 6 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)
Note 1 - Description of Acquisition
On September 26, 2017, Dynatronics Corporation ("Dynatronics" or the "Company") entered into an agreement (the "Asset Purchase Agreement") to acquire substantially all the assets of Bird & Cronin, Inc. ("Cronin"). At the time of closing (the "Closing") on October 2, 2017, the purchase price for the Company's acquisition of Cronin's assets (the "Acquisition") totals approximately $15,500,000, with the final purchase price subject to adjustments as the result of an $1,000,000 earn-out provision and as may otherwise be required by the Asset Purchase Agreement and indemnification claims, if any (the "Purchase Price").
Note 2 - Basis of Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 8, rule 8-05, of the Securities and Exchange Commission Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of Dynatronics and Cronin is presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), except that it does not contain all of the note disclosures normally required by U.S. GAAP.
Note 3 - Reclassifications and Conforming Accounting Policies and Classifications

Following the Acquisition, Dynatronics will conduct a review of Cronin's accounting policies in an effort to determine if any differences require reclassification of Cronin's results of operations or reclassification of assets or liabilities to conform to Dynatronics' accounting policies and classifications. As a result of that review, Dynatronics may identify differences between the accounting policies and classifications of the two companies that, when conformed, could have a material impact on these Unaudited Pro Forma Condensed Combined Financial Statements. At this time Dynatronics is not aware of any differences that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements.
Note 4 - Calculation of Preliminary Estimated Purchase Price and Transaction Financing
To effect this transaction the sellers received, or may receive at a future date, 1,581,935 shares of Series D Preferred valued at $4,000,000 and approximately $11,500,000 in cash, with approximately $4,900,000 of the cash provided from a loan facility and approximately $7,000,000 ($6,600,000, net of issuance costs) provided through the issuance of 2,800,000 units, with each unit comprised of one share of Series C Preferred and 0.5 warrants to purchase shares of Common Stock (a total of 2,800,000 shares of Series C Preferred and 1,400,000 warrants to purchase shares of Common Stock).
Note 5 - Preliminary Estimated Purchase Price Allocation
Under the acquisition method of accounting, the total purchase price, which equals fair value, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition. Dynatronics has performed a preliminary estimate of the fair market value of Cronin's tangible and intangible assets and liabilities.
The table below represents management's preliminary estimated fair value allocation of the total estimated consideration to Cronin's tangible and intangible assets and liabilities as of June 30, 2017:

Total consideration	$15,500,000
Tangible net assets acquired	(7,486,526)
Identifiable intangible assets acquired	(4,000,000)
Consideration allocated to goodwill	$4,013,474

Dynatronics Corporation
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)
Note 5 - Preliminary Estimated Purchase Price Allocation (Continued)
This preliminary estimated purchase price allocation has been used to prepare pro forma adjustments in these Unaudited Pro Forma Condensed Combined Financial Statements. Upon completion of the fair value assessment after the Closing, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of assets and liabilities that are made within the measurement period, which will not exceed one year from the Closing, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.
Note 6 - Pro Forma Adjustments
The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges directly attributable to the Acquisition that will arise in subsequent periods. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:

 (a) Tangible and Intangible Assets – Fair Value Adjustments
The preliminary valuation identified that the total fair value for the property and equipment acquired approximated Cronin's net carrying value, at cost less accumulated depreciation, at June 30, 2017. As a result, no pro forma fair value increase or decrease to property and equipment or depreciation expense was assumed as of and for the year ended June 30, 2017.
The preliminary valuation identified intangible assets consisting of customer relationships, covenant not to compete and trademarks/tradenames. The fair value of acquired intangible assets was estimated by management at $4,000,000. The calculation of these fair values is preliminary and subject to change. The following table summarizes the estimated fair values of Cronin's identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization as of and for the year ended June 30, 2017:

	Estimated Fair Value	Estimated Useful Life in Years	Amortization Expense for the Year Ended June 30, 2017
Customer relationships	$2,800,000	10	$280,000
Covenant not to compete	500,000	5	100,000
Trademarks/tradenames	700,000	10	70,000
Pro forma adjustments to intangible assets	$4,000,000		$450,000

 (b) Debt and Interest Expense
The Loan Facility provides approximately $4,900,000 to partially finance the transaction, which is reflected as an adjustment to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2017.

The Loan Facility is expected to bear interest at approximately 3.47%.

The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to interest expense related to the Loan Facility for year ended June 30, 2017, of approximately $170,000.

Dynatronics Corporation
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

 (c) Income Tax Expense/Benefit
Prior to the Acquisition, Cronin was not required to provide for income taxes as it was treated as a pass-through entity for U.S. federal and state income tax purposes. Federal and state income taxes were assessed at the owner level and each owner was liable for its own tax payments. The Pro Forma Unaudited Statement of Operations do not reflect an adjustment to income tax expense/benefit for year ended June 30, 2017, because the combined operations generated a loss. No deferred income tax asset is recorded because the accounting criteria to record such assets has not been met.

 (d) Deemed Preferred Stock Dividend Associated with Beneficial Conversion Feature

Reflects deemed dividends associated with the issuance of the Series C Preferred and Series D Preferred with a combined beneficial conversion feature of approximately $530,000 for the year ended June 30, 2017.

 (e) Preferred Stock Dividends paid in Common Stock
Reflects preferred stock dividends paid in cash with respect to the Series C Preferred and Series D Preferred of approximately $110,000 for the year ended June 30, 2017 reflecting required dividends for the estimated two month period from issuance of the preferred stock to conversion to Common Stock which will occur automatically upon voter approval.

 (f) Loss Per Share
Reflects an adjustment to increase basic and diluted weighted average shares in connection with the issuance of 4,381,935 shares of Series C Preferred and Series D Preferred as part of the transaction. While the preferred shares would be anti-dilutive, they are included because the Company expects them to automatically convert to Common Stock upon shareholder approval in approximately two months from the time of issuance.  Common Stock warrants issued as part of the offering are not included as they would be anti-dilutive.

 (g) Cash

Represents adjustments to cash to reflect estimated cash receipts and payments related to the Acquisition as of June 30, 2017, as follows:
Receipts:
Issuance of debt	$4,900,000
Issuance of preferred stock, net of issuance costs	6,600,000
Payments:
Distribution of Cash on hand to Seller	(1,365,175)
Cash consideration for acquisition	(11,500,000)
Net pro forma adjustments to cash and cash equivalents	$(1,365,175)
 (h) Building and Lease Expense
The Company entered into a lease agreement for the building and related improvements that includes a lease cost that approximates the lease expense included in the Cronin Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2017.
 (i) Transaction Expenses
Reflects an adjustment of approximately $70,000 to remove transaction expenses recorded for the year ended June 30, 2017.

Dynatronics Corporation
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

(j) Stockholders' Equity
Reflects the issuance of approximately $6,600,000 of Series C Preferred (net of issuance costs) and $4,000,000 of Series D Preferred.  Additionally, reflects the elimination of the historical Common Stock and retained earnings of Cronin of $57,153 and $8,794,548, respectively, as of June 30, 2017.

 (k) Summary of Pro Forma Adjustments Affecting Selling, General and Administrative Expenses

The table below summarizes all the pro forma entries, outlined above, that affect selling, general and administrative expenses for year ended June 30, 2017:

Selling, General and Administrative Expenses	Year Ended June 30, 2017
Add:
Amortization Expense	$450,000
Remove:
Transaction Related Expense	(70,000)
Net pro forma adjustments to selling, general and administrative expenses	$380,000

Note 7 - Basis of the Cronin Statements of Operations within the Unaudited Pro Forma Condensed Combined Financial Statements
For the purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, information for Cronin has been obtained from the unaudited financial statements of Cronin for the nine-months ended June 30, 2017, and the unaudited financial statements of Cronin for the three months ended September 30, 2016. Cronin's unaudited statement of operations for the year ended June 30, 2017, has been constructed as follows:

	Three Months Ended September 30, 2016	Nine Months Ended June 30, 2017	Year Ended June 30, 2017
	(a)	(b)	(a) + (b)
Net sales	$6,346,084	$17,923,263	$24,269,347
Cost of sales	4,019,522	11,342,432	15,361,954
Gross profit	2,326,562	6,580,831	8,907,393
Operating Expenses
Selling, general and administrative	1,577,078	5,118,128	6,695,206
Research and development	-	-	-
Depreciation	22,559	59,335	81,894
Total operating expense	1,599,637	5,177,463	6,777,100
Operating Income	726,925	1,403,368	2,130,293
Other Income	48	103	151
Income Before Income Taxes	726,973	1,403,471	2,130,444
Income tax expense	-	-	-
Net Income	$726,973	$1,403,471	$2,130,444